EXHIBIT 9

                         CONSENT OF EDWIN L. KERR, ESQ.
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                                                     April 30, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      Registration Statement No. 33-23251

Gentlemen:

    As Counsel to the depositor, I am familiar with the flexible premium variable life insurance policies (the "Policies") which are the subject of the above-captioned Registration Statement on Form S-6.

    In connection with this opinion, I have reviewed the Policies, the Registration Statement, the Charter and By-Laws of the Company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the Policies.

    Based upon this review, I am of the opinion that each of the Policies, when issued, will have been validly issued, and will constitute a legal and binding obligation of Phoenix Life Mutual Insurance Company.

    I further consent to the use of this opinion as an exhibit to the above-captioned Registration Statement and to my being named under "Legal Matters" therein.

                                           Very truly yours,



                                           /s/ Edwin L. Kerr
                                           ----------------------------
                                           Edwin L. Kerr, Counsel
                                           Phoenix Home Life
                                           Mutual Insurance Company